Exhibit 10.4

EXECUTION VERSION

SHAREHOLDERS AGREEMENT,

dated as of May 3, 2016

by and among

Quintiles Transnational Holdings Inc.

and

CERTAIN SHAREHOLDERS

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS	2
1.1 Defined Terms.	2
ARTICLE II CORPORATE GOVERNANCE; TRANSFER RESTRICTIONS	8
2.1 Board of Directors.	8
2.2 Removal.	10
2.3 Vacancies.	10
2.4 Committees of the Board.	10
2.5 Termination of Designation Rights.	10
2.6 Confidential Information.	11
2.7 Indemnification Agreements; Insurance.	11
2.8 Certificate; Bylaws.	12
2.9 Procedures Regarding Certain Corporate Opportunities.	12
2.10 Restrictions on Transfers of Capital Stock	12
2.11 Company Nominee.	14
ARTICLE III REGISTRATION RIGHTS	15
3.1 Requests for Registration.	15
3.2 Priority on Demand Registration.	17
3.3 Selection of Underwriters and Counsel.	17
3.4 Other Registration Rights.	17
3.5 Right to Piggyback.	17
3.6 Piggyback Expenses.	18
3.7 Priority on Primary Registrations.	18
3.8 Priority on Secondary Registrations.	18
3.9 Shelf Registration.	19
3.10 Shelf Registration Notice.	19
3.11 Continued Effectiveness.	20
3.12 Suspension of Registration.	20
3.13 Shelf Takedowns.	21
3.14 Holdback.	22
3.15 Company Holdback.	22
3.16 Registration Procedures.	23
3.17 Fees Generally.	26

(i)

3.18 Demand Underwritten Offerings.	27
3.19 Incidental Offerings.	27
3.20 Indemnification by the Company.	28
3.21 Indemnification by a Selling Shareholder.	29
3.22 Indemnification Procedure.	29
3.23 Contribution.	30
3.24 Periodic Payments.	31
3.25 Rule 144.	31
3.26 Participation in Underwritten Registrations.	31
ARTICLE IV MISCELLANEOUS	32
4.1 Representations	32
4.2 Effectiveness	32
4.3 Governing Law	32
4.4 Entire Agreement; Amendments	32
4.5 Termination.	33
4.6 Certain Actions.	33
4.7 DG Shareholder Representative.	34
4.8 Inspection.	34
4.9 Recapitalization, Exchanges, Etc., Affecting Shares.	35
4.10 Waiver.	35
4.11 Successors and Assigns.	35
4.12 Remedies.	35
4.13 Invalid Provisions.	35
4.14 Headings.	35
4.15 Further Assurances.	36
4.16 Gender.	36
4.17 Counterparts.	36
4.18 Notices.	36
4.19 Consent to Jurisdiction and Service of Process.	39
4.20 Waiver of Jury Trial.	39
4.21 Prior Agreements.	40

(ii)

This SHAREHOLDERS AGREEMENT is dated as of May 3, 2016, by and among Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company” or “Quintiles”), Bain Capital Integral Investors 2008, L.P., a Cayman Islands exempted limited partnership, BCIP TCV, LLC, a Delaware limited liability company, BCIP Associates-G, a Delaware general partnership (and together with Bain Capital Integral Investors 2008, L.P. and BCIP TCV, LLC, the “Bain Shareholders”), TPG Quintiles Holdco II, L.P., a Delaware limited partnership (“TPG-Holdco II”), TPG Quintiles Holdco III, L.P., a Delaware limited partnership (“TPG-Holdco III”), TPG Partners V, L.P., a Delaware limited partnership (“TPG Partners V”), TPG FOF V-A, L.P., a Delaware limited partnership (“TPG FOF V-A”), TPG FOF V-B, L.P., a Delaware limited partnership (“TPG FOF V-B”), TPG Partners VI, L.P., a Delaware limited partnership (“TPG Partners”), TPG FOF VI SPV, L.P., a Delaware limited partnership (“TPG FOF VI”), TPG Biotechnology Partners III, L.P., a Delaware limited partnership (“TPG Biotechnology”), TPG Iceberg Co-Invest LLC, a Delaware limited liability company (“TPG Iceberg,” and together with TPG-Holdco II, TPG-Holdco III, TPG Partners V, TPG FOF V-A, TPG FOF V-B, TPG Partners, TPG FOF VI and TPG Biotechnology, the “TPG Shareholders”), Dennis B. Gillings, CBE, an individual (“DG”), and each of the other individuals and entities whose names appear under the heading “DG Parties” on Annex I attached hereto (individually, a “DG Party” and collectively with each other and DG, the “DG Shareholders”), CPP Investment Board Private Holdings Inc., a Canadian corporation (the “CPP Shareholder”), Green Equity Investors V, L.P., a Delaware limited partnership (“LG Equity”), Green Equity Investors Side V, L.P., a Delaware limited partnership (“LG Side”) and LGP Iceberg Coinvest, LLC, a Delaware limited liability company (“LG Iceberg,” and together with LG Equity and LG Side, the “LG Shareholders”). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article I.

RECITALS

WHEREAS, simultaneous with this Agreement, the Company and IMS Health Holdings, Inc. (“IMS”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which IMS will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”);

WHEREAS, the Company is party to a Shareholders’ Agreement and a Registration Rights Agreement with certain of its shareholders, each as amended, and those shareholders are party to a Coordination Agreement (collectively, the “Original Company Governance Agreements”), and IMS is party to a Shareholders’ Agreement with certain of its stockholders, as amended, and those stockholders are party to a Coordination Agreement (collectively, the “Original IMS Governance Agreements,” together with the Original Company Governance Agreements, the “Original Governance Agreements”); and

WHEREAS, the Company and the shareholder groups listed above desire to enter into this Agreement in order to replace the Original Governance Agreements and set forth their post-Merger agreement with respect to governance, registration rights and certain other matters, with this Agreement to take effect upon the Effective Time.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Defined Terms.

(a) The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

“2017 Annual Meeting” has the meaning ascribed to it in Section 2.11(b).

“2020 Annual Meeting” has the meaning ascribed to it in Section 2.11(b).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. Without limiting the generality of the foregoing, “Affiliate” shall include (i) with respect to any TPG Shareholder, entities managed or controlled by TPG Capital Management, L.P., David Bonderman and/or James Coulter, and (ii) with respect to any Shareholder who is a natural person, (A) each parent, spouse, sibling or child (including stepchildren and those adopted) of such individual and (B) each trustee, solely in his or her capacity as trustee for a trust naming one or more of the Persons listed in the immediately preceding subclause (A) as the beneficiary. Notwithstanding the foregoing, the term “Affiliate” with respect to the CPP Shareholder will mean Canada Pension Plan Investment Board and any Person controlled by Canada Pension Plan Investment Board, and will not include any portfolio company, investment fund or pooled investment vehicle in which the CPP Shareholder or any of its Affiliates may directly or indirectly invest (a “CPPIB Excluded Entity”).

“Agreement” means this Shareholders Agreement and the exhibits and annexes hereto, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Associate” means, with respect to any Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five (5%) percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or Subsidiaries.

“Bain Nominee” has the meaning ascribed to it in Section 2.1(a)(iv).

“Bain Shareholders” has the meaning ascribed to it in the preamble hereof.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, any Common Stock or any preferred stock of the Company, but excluding any debt securities convertible into such equity.

“Charitable Gifting Event” means any transfer by a holder of Registrable Securities, or any subsequent transfer by such holder’s members, partners, shareholders or other employees, in connection with a bona fide gift to any Charitable Organization made on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any Underwritten Public Offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” or “Shares” means the Common Stock, par value $0.01 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock.

“Company” has the meaning ascribed to it in the preamble hereof. For the avoidance of doubt, the Company shall include the Converted Corporation (as defined in the Plan of Conversion attached as Exhibit A to the Merger Agreement) after the Conversion (as defined in the Merger Agreement) and the Surviving Corporation (as defined in the Merger Agreement) after the Merger, which shall be renamed Quintiles IMS Holdings, Inc.

“Competitor” has the meaning ascribed to it in Section 2.9(a).

“Conversion” has the meaning ascribed to it in the Merger Agreement.

“CPP Nominee” has the meaning ascribed to it in Section 2.1(a)(vii).

“CPP Shareholder” has the meaning ascribed to it in the preamble hereof.

“Demand Registration” has the meaning ascribed to it in Section 3.1(a).

“Demand Request” has the meaning ascribed to it in Section 3.1(a).

“DG” has the meaning ascribed to it in the preamble hereof.

“DG Ownership Threshold” has the meaning ascribed to it in Section 2.11(a).

“DG Party” has the meaning ascribed to it in the preamble hereof.

“DG Shareholders” has the meaning ascribed to it in the preamble hereof.

“Diluted Basis” means (A) with respect to all outstanding shares of Common Stock, all shares of Common Stock outstanding at the time of determination and all shares of Common Stock issuable upon the exercise, conversion or exchange, as applicable, of all outstanding securities exercisable, convertible or exchangeable for or into shares of Common Stock and (B) with respect to shares of Common Stock owned by one or more Shareholders, all shares of Common Stock owned by such Shareholder or Shareholders and all shares of Common Stock issuable upon the exercise, conversion or exchange, as applicable, of all securities owned by such Shareholder or Shareholders exercisable, convertible or exchangeable into shares of Common Stock.

“Disinterested Nominee” has the meaning ascribed to it in Section 2.1(a)(viii).

“Effective Time” has the meaning ascribed to it in the Merger Agreement.

“Equity Equivalents” means securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued thereunder.

“Exempted Person” has the meaning ascribed to it in Section 2.9(a).

“First Management Nominee” has the meaning ascribed to it in Section 2.1(a)(ii).

“Fully Diluted” means, with respect to the calculation of the number of shares of Common Stock, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

“IMS” has the meaning ascribed to it in the preamble hereof.

“IMS Nominee” has the meaning ascribed to it in Section 2.1(a).

“Indemnification Agreement” has the meaning ascribed to it in Section 2.7.

“Independent Director” has the meaning ascribed to it in Section 2.1(c).

“LG Equity” has the meaning ascribed to it in the preamble hereof.

“LG Iceberg” has the meaning ascribed to it in the preamble hereof.

“LG Nominee” has the meaning ascribed to it in Section 2.1(a)(vi).

“LG Shareholders” has the meaning ascribed to it in the preamble hereof.

“LG Side” has the meaning ascribed to it in the preamble hereof.

“Losses” has the meaning ascribed to it in Section 3.20(a).

“Merger” has the meaning ascribed to it in the preamble hereof.

“Merger Agreement” has the meaning ascribed to it in the preamble hereof.

“Nominee” and “Nominees” has the meaning ascribed to it in Section 2.1(a).

“NYSE” means the New York Stock Exchange.

“Original Governance Agreements” has the meaning ascribed to it in the preamble hereto.

“Original Company Governance Agreements” has the meaning ascribed to it in the preamble hereto.

“Original IMS Shareholders’ Agreement” has the meaning ascribed to it in the preamble hereto.

“Participation Conditions” has the meaning ascribed to it in Section 3.13(b).

“Permitted Affiliate” means, with respect to any Shareholder, any Person who is an Affiliate of the Shareholder (such Person, an “Affiliated Person”), provided that if such Affiliated Person has more than one Person directly or indirectly controlling such Affiliated Person, then such Affiliated Person shall be deemed an Affiliate of the Person that primarily controls the investment and management decisions of such Affiliated Person.

“Permitted Transferee” has the meaning ascribed to it in Section 2.10(b)(i) and, as it relates to any of the DG Shareholders or their respective Affiliates, shall mean any transferee to whom the Shares are transferred in the manner described in Section 2.10(b)(i).

“Person” means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

“Piggyback Holders” has the meaning ascribed to it in Section 3.5.

“Piggyback Registration” has the meaning ascribed to it in Section 3.5.

“Potential Takedown Participant” has the meaning ascribed to it in Section 3.13(b).

“Pro Rata Portion” means with respect to any holder of Registrable Securities, a fraction expressed as a percentage, the numerator of which is equal to the number of Registrable Securities then held by such shareholder and the denominator of which is equal to the number of Registrable Securities then held by all holders.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form).

“Quintiles Nominee” has the meaning ascribed to it in Section 2.1(a).

“Registrable Securities” means, at any time, (a) the shares of Common Stock then issued and outstanding or which are issuable upon the conversion, exercise or exchange of any Equity Equivalents, and (b) any then outstanding securities issued or issuable with respect to such shares of Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that Registrable Securities shall not include any shares of Common Stock or other securities which are held by a Person who is not a Shareholder. As to any particular Registrable Securities, such securities will cease to be Registrable Securities:

(i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement;

(ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144 under the Securities Act);

(iii) when such securities may be offered and sold without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (d), (e), (f) and (h) of Rule 144), as reasonably determined by the holder (it being understood that a written opinion of the Company’s outside legal counsel to the effect that such securities may be so offered and sold and that any restrictive legends on the securities may be removed shall be conclusive evidence this clause (iii) has been satisfied), and the Shareholder Group that owns such securities holds collectively less than three percent (3%) of the then-outstanding shares of Common Stock;

(iv) if such securities are not “restricted securities,” when such securities may be offered and sold pursuant to Section 4(a)(1) of the Securities Act, as reasonably determined by the holder (it being understood that a written opinion of the Company’s outside legal counsel to the effect that such securities may be so offered and sold and that any restrictive legends on the securities may be removed shall be conclusive evidence this clause (iv) has been satisfied), and the Shareholder Group that owns such securities holds collectively less than three percent (3%) of the then-outstanding shares of Common Stock; or

(v) when such securities cease to be outstanding.

“Registration Event” means any Demand Registration, Shelf Registration or Underwritten Public Offering, including any Underwritten Shelf Takedown.

“Registration Expenses” has the meaning ascribed to it in Section 3.17.

“Requesting Shareholders” means, with respect to any Registration Event, the Shareholder(s) that have requested such Registration Event and the other Shareholders that have requested inclusion therein in accordance with this Agreement.

“Requisite Requesting Shareholders” means, as of the date of any determination thereof, with respect to any Registration Event, Requesting Shareholders of such Registration Event which then hold a majority (by number of shares) of the Registrable Securities, on a Fully Diluted basis, then held by all such Requesting Shareholders.

“Revoking Shelf Shareholders” has the meaning ascribed to it in 3.9(c).

“Revoking Shareholder” has the meaning ascribed to it in Section 3.1(b).

“Second Management Nominee” has the meaning ascribed to it in Section 2.1(a)(iii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shareholder” means each of the Bain Shareholders, the TPG Shareholders, the LG Shareholders, the CPP Shareholder and the DG Shareholders.

“Shareholder Group” means, generally, any particular group of Shareholders (i.e., the Bain Shareholders, the TPG Shareholders, the LG Shareholders, the CPP Shareholder and the DG Shareholders).

“Shareholders Agreement” has the meaning ascribed to it in the recitals hereof.

“Shelf Period” has the meaning ascribed to it in Section 3.11.

“Shelf Registration” has the meaning ascribed to it in Section 3.9(a).

“Shelf Registration Holders” has the meaning ascribed to it in Section 3.10.

“Shelf Registration Notice” has the meaning ascribed to it in Section 3.10.

“Shelf Registration Request” has the meaning ascribed to it in Section 3.9(a).

“Shelf Registration Statement” has the meaning ascribed to it in Section 3.9(a).

“Shelf Takedown Notice” has the meaning ascribed to it in Section 3.13(b).

“Shelf Takedown Request” has the meaning ascribed to it in Section 3.13(a).

“Sponsor Director” has the meaning ascribed to it in Section 2.7.

“SRO” has the meaning ascribed to it in Section 2.1(a)(vii).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“TPG Biotechnology” has the meaning ascribed to it in the preamble hereof.

“TPG FOF V-A” has the meaning ascribed to it in the preamble hereof.

“TPG FOF V-B” has the meaning ascribed to it in the preamble hereof.

“TPG FOF VI” has the meaning ascribed to it in the preamble hereof.

“TPG-Holdco II” has the meaning ascribed to it in the preamble hereof.

“TPG-Holdco III” has the meaning ascribed to it in the preamble hereof.

“TPG Iceberg” has the meaning ascribed to it in the preamble hereof.

“TPG Nominee” has the meaning ascribed to it in Section 2.1(a)(v).

“TPG Partners” has the meaning ascribed to it in the preamble hereof.

“TPG Partners V” has the meaning ascribed to it in the preamble hereof.

“TPG Shareholders” has the meaning ascribed to it in the preamble hereof.

“Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Voting Stock” means securities of any class of Capital Stock of the Company entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board.

“WKSI” means a Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

(b) Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

ARTICLE II

CORPORATE GOVERNANCE; TRANSFER RESTRICTIONS

2.1 Board of Directors.

(a) Election of Directors. From and after the Effective Time (but subject to termination of designation rights provided in Section 2.5), each Shareholder (other than the DG Shareholders) shall vote or cause to be voted all shares of Common Stock and any other Voting Stock over which such Shareholder has voting control, at any regular or special meeting of shareholders called for the purpose of filling positions on the Board and shall take all actions necessary, to ensure the election to the Board of the individuals listed below (or such other individuals nominated in accordance with this Agreement):

(i) [Reserved];

(ii) the Chief Executive Officer of the Company (the “First Management Nominee”);

(iii) Thomas H. Pike (the “Second Management Nominee”);

(iv) one (1) individual to be designated by the Bain Shareholders (the “Bain Nominee”);

(v) two (2) individuals to be designated by the TPG Shareholders (each a “TPG Nominee”);

(vi) one (1) individual to be designated by the LG Shareholders (the “LG Nominee”);

(vii) one (1) individual to be designated by the CPP Shareholder (the “CPP Nominee”); and

(viii) four (4) individuals (each a “Disinterested Nominee” and together the “Disinterested Nominees”) who, in each case, (A) are not Affiliates or Associates of any Shareholder, (B) are not employed by the Company or any Subsidiary, Affiliate or Associate of the Company and (C) qualify as “independent directors” of the Company under applicable law and in accordance with the rules and regulations of the Commission and the NYSE (or any other applicable self-regulatory organization (an “SRO”)), provided, that any actions with respect to the nomination, removal or replacement of each Disinterested Nominee pursuant to this Agreement shall be made by the Governance and Nominating Committee (or any similar committee) of the Board.

The First Management Nominee, Second Management Nominee, Bain Nominee, TPG Nominees, LG Nominee, CPP Nominee and Disinterested Nominees are collectively referred to as the “Nominees” and individually as a “Nominee”.

The Board must, at all times, comply with the Company’s Certificate of Incorporation, Bylaws and other governance documents, all applicable law and all applicable rules and regulations of the Commission and the NYSE (or any other SRO) with respect to the qualification of directors on the Board.

Each of the Bain Nominee, the CPP Nominee and a TPG Nominee must qualify as an “independent director” of the Company under applicable law and in accordance with the rules and regulations of the Commission and the NYSE (or any other applicable SRO).

At the Effective Time, the Board initially shall consist of the following: (A) Dennis B. Gillings, CBE; (B) Quintiles’ Chief Executive Officer (as of immediately prior to the Effective Time), as the Second Management Nominee; (C) a director of Quintiles (as of immediately prior to the Effective Time) to be designated by the Bain Shareholders prior to the Effective Time, as the Bain Nominee; (D) an independent director of Quintiles to be designated by Quintiles prior to the Effective Time, as a Disinterested Nominee; (E) an independent director of Quintiles to be designated by Quintiles prior to the Effective Time, as a Disinterested Nominee; (F) an independent director of Quintiles to be designated by Quintiles prior to the Effective Time, as a Disinterested Nominee; (G) IMS’ Chief Executive Officer (as of immediately prior to the Effective Time), as the First Management Nominee; (H) a director of IMS (as of immediately prior to the Effective Time) to be designated by the CPP Shareholders prior to the Effective Time, as the CPP Nominee; (I) a director of IMS (as of immediately prior to the Effective Time) to be designated by the LG Shareholders prior to the Effective Time, as the LG Nominee; (J) a director of IMS or Quintiles (in each case, as of immediately prior to the Effective Time) to be designated by the TPG Shareholders prior to the Effective Time, as a TPG Nominee; (K) a director of IMS or Quintiles (in each case, as of immediately prior to the Effective Time) to be designated by the TPG Shareholders prior to the Effective Time, as a TPG Nominee; and (L) an independent director of IMS to be designated by IMS prior to the Effective Time, as a Disinterested Nominee (the Nominees listed in clauses (B) through (F) are sometimes referred to herein as the “Quintiles Nominees” and the Nominees listed in clauses (G) through (L) are sometimes referred to herein as the “IMS Nominees”). Nothing contained in this Agreement shall be construed to require that a Nominee be a director, officer, employee, representative, partner, member, Affiliate or Associate of the Person who nominates such Nominee to the Board.

(b) [Reserved]

(c) Compensation. No director shall be eligible to receive compensation from the Company for serving as a director unless such director has been affirmatively determined by the Board to be an “independent director” under applicable law and in accordance with the rules and regulations of the Commission and the NYSE (or any other applicable SRO) (an “Independent Director”).

(d) Nomination. With respect to any Nominee that is designated by a Shareholder Group pursuant to such Shareholder Group’s right to designate such Nominee, the Company shall use its reasonable best efforts to cause the Board and the Governance and Nominating Committee to, if applicable (i) include such Nominee in the slate of nominees recommended by the Board for the applicable class of directors for election by the shareholders of the Company at a shareholder meeting or (ii) appoint such Nominee to fill a vacancy on the Board created by the departure of a Nominee designated by such Shareholder Group. The Company agrees to include such Nominee in the applicable proxy statement for such shareholder meeting.

2.2 Removal. If the Shareholder Group or, if applicable, the Governance and Nominating Committee (or any similar committee) of the Board or the Board, that designated a Nominee requests, by written notice to the other Shareholders (other than the DG Shareholders), that such Nominee elected as a director be removed, such director shall be removed in accordance with the Company’s bylaws, and each Shareholder (other than the DG Shareholders) hereby agrees to vote all shares of Common Stock and any other Voting Stock over which such Shareholder has voting control to effect such removal or to consent in writing to effect such removal upon such request.

2.3 Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a director, the Shareholder who designated such Nominee may designate a new Nominee to fill the vacancy; provided, however, that:

(A) Until the day after the Company’s 2018 Annual Meeting of Shareholders, in the event of a vacancy in the seat held by the Second Management Nominee or DG, the remaining Quintiles Nominees may designate a new Nominee to fill the vacancy, and thereafter the Board may fill such vacancy;

(B) Until the day after the Company’s 2018 Annual Meeting of Shareholders, in the event of a vacancy in the seat held by any Quintiles Nominee, other than a Nominee designated by a Shareholder, the Second Management Nominee or DG, the remaining Quintiles Nominees may designate a new Nominee to fill the vacancy, and thereafter the Board may fill such vacancy; and

(C) Until the day after the Company’s 2018 Annual Meeting of Shareholders, in the event of a vacancy in the seat held by any IMS Nominee, other than a Nominee designated by a Shareholder, the remaining IMS Nominees may designate a new Nominee to fill the vacancy, and thereafter the Board may fill such vacancy.

2.4 Committees of the Board. The Board shall designate an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Notwithstanding anything contained herein to the contrary, the Board may act to change the title and function of the committees of the Board, provided that at all times the Company shall maintain any committee of the Board that is required under applicable law and pursuant to applicable rules and regulations of the Commission and the NYSE (or any other applicable SRO).

2.5 Termination of Designation Rights.

(a) Upon the earlier of (i) the day after the Company’s 2018 Annual Meeting of Shareholders or (ii) the date when any of the Bain Shareholders, the LG Shareholders or the CPP Shareholder, ceases to beneficially own, collectively amongst the applicable Shareholder Group, two and one-half percent (2.5%) or more of the then outstanding shares of Common Stock, the terms of this Article II (including any obligation to vote for any of the Nominees) shall automatically terminate with respect to such Shareholder Group.

(b) [Reserved]

(c) Upon the date when the TPG Shareholders cease to beneficially own, collectively, five percent (5%) or more of the then outstanding shares of Common Stock, the terms of this Article II (including any obligation to vote for any of the Nominees) shall automatically terminate with respect to the TPG Shareholders; provided, however, that, from and after the earlier of (i) the seven (7) year anniversary of the Effective Time and (ii) the date that the TPG Shareholders beneficially own, collectively, five percent (5%) or more, but less than twelve percent (12%), of the outstanding shares of Common Stock, the number of Nominees that the TPG Shareholders shall have the right to designate pursuant to Section 2.1(a)(v) shall be reduced to one (1).

(d) With respect to clauses (a) and (c) of this Section 2.5, such percentage thresholds shall be calculated using the basic weighted average number of shares of the Company’s Common Stock outstanding for the most recent fiscal period disclosed in the Company’s filings with the Commission; provided, that any of the following shall be excluded from such calculation: (i) shares of Common Stock issued by the Company in connection with an acquisition by the Company after the Effective Time approved by the Board and (ii) shares of Common Stock issued by the Company after the Effective Time (other than any shares of Common Stock issued in connection with a registration relating to the sale of securities to participants in a Company employee stock option, stock purchase or similar employee benefit plan registered on Form S-8).

(e) Once any Shareholder Group no longer has the right to designate a Nominee as described in this Section 2.5, the Shareholder Group shall direct its designee to offer to tender his or her resignation from the Board, the Board shall use its discretion as to whether to accept or reject such offer to tender resignation and if the Board accepts the offer to tender resignation, the Shareholder Group shall direct its designee to resign.

2.6 Confidential Information. Each Shareholder (other than the DG Shareholders) hereby agrees and acknowledges that the Nominees designated by such Shareholder may share confidential, nonpublic information about the Company with such Shareholder.

2.7 Indemnification Agreements; Insurance. At or prior to the Effective Time the Company shall execute and deliver to DG and each director designated for nomination by the Bain Shareholders, the TPG Shareholders, the LG Shareholders and the CPP Shareholders (each a “Sponsor Director”) a customary director and officer indemnification agreement (an “Indemnification Agreement”) to the extent that an effective Indemnification Agreement does not then exist between such director and the Company. From and after the Effective Time, simultaneously with any person becoming a Sponsor Director, the Company shall execute and deliver to each such Sponsor Director an Indemnification Agreement dated the date such Sponsor Director becomes a director of the Company. The Company shall use all commercially reasonable efforts to obtain for itself customary director and officer indemnity insurance on commercially reasonable terms.

2.8 Certificate; Bylaws. The Shareholders (other than the DG Shareholders) hereby agree not to, and agree to cause their respective Nominees not to take any action to, amend the Certificate of Incorporation or Bylaws of the Company in any manner inconsistent with this Article II.

2.9 Procedures Regarding Certain Corporate Opportunities.

(a) In the event that a director of the Company who was designated as a Nominee to the Board by an Exempted Person’s applicable Shareholder Group has actual knowledge that an investment has been made after the date hereof in a Competitor by a late stage private equity fund managed by an Exempted Person, such Exempted Person shall notify the Company thereof as promptly as practicable after the making of such investment and cooperate reasonably with the Company at its request to create appropriate protective procedures with respect to the flow of information; provided, that the foregoing shall not be required if prohibited by law, regulation, contractual obligation or otherwise. This provision is in addition to any other duties the designated Nominee may have at law as a result of the investment, after giving effect to any provisions in the Company’s Certificate of Incorporation relating to corporate opportunities. Solely for purposes of this Section 2.9 (i) “Competitor” means (A) any pharmaceutical services organization that provides either clinical research or contract sales services to customers in the pharmaceutical, biotechnology or medical device industries; provided, that a fully integrated pharmaceutical, biotechnology or medical device company that may occasionally provide these types of services to third parties, but that does not derive significant revenues from such services, shall not be deemed a “Competitor” pursuant to this Section 2.9, and (B) any organization that provides (1) national market research audits relating to medicines, (2) information or services relating to the management, organization, compensation, effectiveness or efficiency of sales forces in the pharmaceutical, biotechnology or medical device industries, (3) real world evidence information relating to medicines, medical devices or healthcare, or any services or analytics designed for use with such information and (4) technology or technology services (including SAAS based services) designed for use with any of the foregoing information, and (ii) “Exempted Person” shall have the meaning ascribed to such term in the Company’s Certificate of Incorporation.

(b) [Reserved]

2.10 Restrictions on Transfers of Capital Stock

(a) Until the date that is 90 days following the Effective Time, the Shareholders shall not, and shall cause their respective Affiliates to not, Transfer, directly or indirectly, any Capital Stock.

(b) Subject to clause (a) above, each Shareholder (together with its Affiliates) shall not, and shall cause its respective Affiliates to not, Transfer, directly or indirectly, in any calendar quarter, more than one percent (1%) of the outstanding Common Stock of the Company, except for:

i.

a Transfer to (A) any Permitted Affiliate which expressly agrees in writing with the Company to be bound by this Agreement, and if such Permitted Affiliate shall thereafter no longer be a Permitted Affiliate of the Shareholder, then such

Affiliate shall Transfer such Capital Stock that was the subject of such Transfer back to the Shareholder or a then Permitted Affiliate of the Shareholder, and (B) in the case of a Shareholder that is a natural person, any lineal ancestor, decedent or relative, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Shareholder who expressly agrees in writing with the Company to be bound by this Agreement (each transferee in (A) and (B), a “Permitted Transferee”). For greater certainty, no such Transfer to a Permitted Affiliate shall be used to permit such Shareholder (or any of its Affiliates) to monetize its direct or indirect investment in the Company in circumvention of this Section 2.10 or to effectuate a syndication of such investment that would not otherwise (i.e., but for the ability to Transfer to a Permitted Affiliate) be permissible hereunder;

ii.	a bona fide pledge of such Capital Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations;

iii.	a Transfer to underwriters or in connection with a Charitable Gifting Event, in each case, in connection with an Underwritten Public Offering of such Capital Stock registered under the Securities Act; or

iv.	Transfers to the Company or one of its subsidiaries or another existing Shareholder.

(c) Subject to clause (a) above, each Shareholder shall not, and shall cause its respective Affiliates to not, Transfer, directly or indirectly, any Capital Stock, to any Person such that, to such Shareholder’s knowledge, after such Transfer, such Person, together with its Affiliates, will beneficially own voting power of Voting Stock constituting ten percent (10%) or more of the total voting power of Voting Stock, except for:

i.	a bona fide pledge of such Capital Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations;

ii.	a Transfer to underwriters in connection with an Underwritten Public Offering of such Capital Stock registered under the Securities Act pursuant to which the sale of such Capital Stock will be in a manner to effect a broad distribution; or

iii.	a Transfer to another existing Shareholder.

(d) Following any Transfer of Capital Stock permitted under this Agreement, the transferring holder of such Capital Stock shall promptly provide the Company a notice with respect to the Transfer, specifying the subsection of this Section 2.10 pursuant to which such Transfer is being consummated. Any Affiliate or Permitted Transferee of the Shareholder at the time of any Transfer which at any time thereafter is no longer a Permitted Transferee or an Affiliate of the Shareholder, as applicable, shall also notify the Company accordingly by giving the Company such notice.

(e) Notwithstanding the foregoing, nothing in this Section 2.10 shall apply to any CPPIB Excluded Entity or any third-party investment manager managing any investments of the CPP Shareholder or any of its Affiliates who have discretionary authority with respect to such investments. For greater certainty, the CPP Shareholder may not transfer any Capital Stock to any account managed by such third-party investment manager for the purpose of circumventing the transfer restrictions set forth in Sections 2.10(a)-(d).

(f) Notwithstanding the foregoing, nothing in this Section 2.10 shall apply to any DG Shareholder or any of their respective Affiliates.

2.11 Company Nominee.

(a) At the Effective Time, the Company shall use its best efforts to cause DG to be a director of the Company serving in the role of Lead Director. Following the Effective Time, the Company shall, so long as DG is otherwise qualified to serve as a director, (i) use its best efforts to cause DG to be nominated and elected as a director of the Company and take such other actions as necessary so that DG may serve as a director of the Company until the day after the Company’s 2021 Annual Meeting of Shareholders and (ii) use its best efforts to cause DG to be elected as Lead Director of the Board through the Company’s 2018 Annual Meeting of Shareholders, in each case of the immediately foregoing clause (i) and (ii), so long as the DG Shareholders, together with all Affiliates of the DG Shareholders, continue to beneficially own, collectively, two and one-half percent (2.5%) or more of the then-outstanding shares of Common Stock (such ownership requirement, the “DG Ownership Threshold”). The DG Ownership Threshold shall be calculated using the basic weighted average number of shares of the Company’s Common Stock outstanding for the most recent fiscal period disclosed in the Company’s filings with the Commission; provided, that any of the following shall be excluded from such calculation: (i) shares of Common Stock issued by the Company in connection with an acquisition by the Company after the Effective Time approved by the Board and (ii) shares of Common Stock issued by the Company after the Effective Time (other than any shares of Common Stock issued in connection with a registration relating to the sale of securities to participants in a Company employee stock option, stock purchase or similar employee benefit plan registered on Form S-8).

(b) Without limiting the Company’s obligation in the immediately preceding clause (a), the Company shall use its best efforts to cause the Board and the Governance and Nominating Committee to include DG in the Company’s slate of nominees for election to a three-year term as a director of the Company at each of the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) and the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) and shall recommend that the Company’s shareholders vote in favor of the election of DG, include such nominee in the Company’s proxy statement for the 2017 Annual Meeting and 2020 Annual Meeting and otherwise support such nominee for election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees for election to the Board.

(c) While DG is serving on the Board as the Lead Director, the Company shall not reduce, amend or modify the authority and duties of the Lead Director as set forth in Section 5.2 the Bylaws of the Company in effect upon consummation of the Conversion.

(d) The Company shall not be required to include DG on the slate for the 2017 Annual Meeting or the 2020 Annual Meeting if at any time after the date of this Agreement, the DG Shareholders, together with all Affiliates of the DG Shareholders, fail to satisfy the DG Ownership Threshold.

(e) Upon the earlier of (i) the day after the Company’s 2021 Annual Meeting of Shareholders, (ii) the date the DG Shareholders, together with all Affiliates of the DG Shareholders, fail to satisfy the DG Ownership Threshold and (iii) the date the DG Shareholders withdraw from this Agreement pursuant to the last sentence of Section 4.6 hereof, DG shall offer to tender his resignation from the Board, the Board shall use its discretion as to whether to accept or reject such offer to tender resignation and if the Board accepts the offer to tender resignation, DG shall resign.

(f) Notwithstanding anything in this Agreement to the contrary, none of the provisions of Article II (other than Section 2.7 and this Section 2.11) shall confer any rights to or impose any obligations on any of the DG Shareholders or their respective Affiliates.

ARTICLE III

REGISTRATION RIGHTS

3.1 Requests for Registration.

(a) Subject to the transfer restrictions set forth in Section 2.10, if at any time after the Effective Time, there is no currently effective Shelf Registration Statement on file with the Commission, any Shareholder Group may request registration under the Securities Act of all or part of their Registrable Securities by notice to the Company (a “Demand Request”); provided, however, that a Demand Request may only be made if the sale of the Registrable Securities requested to be registered by the Requesting Shareholders is reasonably expected to result in (i) aggregate gross cash proceeds of at least $300,000,000 (without regard to any underwriting discount or commission) or (ii) a sale of two and a half percent (2.5%) or more of the outstanding shares of Common Stock. Within two (2) Business Days after its receipt of any such request, the Company will give written notice of such request to all other holders of Registrable Securities, including the intended method of distribution. Such notice will offer each other holder of Registrable Securities the opportunity to include in the Demand Registration its Registrable Securities proposed to be registered. Thereafter, the Company will use its reasonable best efforts to promptly (but in no event later than (A) if the Company is eligible to file a registration statement on Form S-3, ten (10) Business Days following receipt of such notice or (B) if otherwise, twenty (20) Business Days following receipt of such notice) file a registration statement under the Securities Act with the intended method of distribution specified by the Requisite Requesting Shareholders and use its reasonable best efforts to effect such registration and to include in such registration (x) all Registrable Securities which have been requested to be included therein in accordance with the first sentence of this Section 3.1(a) and (y) all other Registrable Securities with respect to which the Company has received written requests for inclusion therein by the other Shareholders within five (5) Business Days after their receipt of the Company’s notice, subject in each case to the provisions of Section 3.2 (each, a “Demand Registration”). Subject to Section 3.1(b), the Company will pay all Registration Expenses in connection with each request for such a Demand Registration.

(b) Any Shareholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3.1(a) may withdraw its Registrable Securities from such Demand Registration at any time prior to the effectiveness of the registration statement applicable to such Demand Registration; provided, however, that a Demand Registration in its entirety may only be withdrawn with the consent of the Shareholder(s) representing a majority of the shares underlying the initial request for such Demand Registration (collectively, the “Revoking Shareholders”). Upon receipt of a notice to withdraw such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable registration statement, and each of the Revoking Shareholders shall pay or reimburse the Company for its pro rata share (based on the number of securities such Shareholder sought to register, as compared to the total number of securities the Revoking Shareholders sought to register) of all Registration Expenses incurred by the Company in connection with such Demand Registration.

(c) Any request for a Demand Registration pursuant to this Section 3.1 shall specify the number of Registrable Securities proposed to be sold by the Requesting Shareholders and the intended method of disposition thereof.

(d) If the filing, initial effectiveness or continued use of a registration statement in respect of a registration pursuant to this Section 3.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the holders of Registrable Securities participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (y) for a period exceeding 90 days on any one occasion or (z) more than once in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such holders of Registrable Securities agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 3.1(d). The Company agrees that, in the event it exercises its rights under this Section 3.1(d), it shall, as promptly as reasonably practicable following the expiration of any such period, update the suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law following the termination of the applicable suspension period.

(e) Notwithstanding the foregoing, the Company shall not be obligated to take any action with respect to a Demand Request pursuant to this Section 3.1 if a registration statement requested under Section 3.1(a) became effective or an Underwritten Shelf Takedown pursuant to Section 3.13(a) was consummated, in each case within the preceding 90 days.

3.2 Priority on Demand Registration.

(a) Subject to Section 3.16(t), the Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Requisite Requesting Shareholders.

(b) If the Requesting Shareholders request Registrable Securities to be included in a Demand Registration which is an Underwritten Public Offering and the managing underwriters advise the Company that, in their opinion, the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range reasonably acceptable to the Requisite Requesting Shareholders, the Company shall include any securities the Company is so advised can be sold in such Demand Registration in the following order: (i) first, unless the holders agree otherwise, by each holder’s Pro Rata Portion, based on the number of securities that the Company is advised can be sold; (ii) second, if any such holder requests to sell a number of securities less than such holder’s Pro Rata Portion, the excess portion shall be allocated to each other holder according to its Pro Rata Portion; (iii) third, subject to Section 3.2(a), the securities which the Company proposes to sell and (iv) fourth, any securities other than Registrable Securities to be sold by Persons other than the Company included pursuant to Section 3.2(a).

(c) Any Person (other than any holder of Registrable Securities) including any securities in a Demand Registration shall pay its share of the Registration Expenses on the basis of the number of shares registered on their behalf as provided in Section 3.17.

3.3 Selection of Underwriters and Counsel. The Shareholders holding a majority of the Registrable Securities to be included in any Demand Registration shall, with the consent of the Company (such consent not to be unreasonably withheld), select (i) the underwriters and the managing underwriter to administer any Underwritten Public Offering pursuant to a Demand Registration Request or a Shelf Registration Request and (ii) one counsel for the Shareholders in connection with any such Underwritten Public Offering. The fees and expenses of any such counsel so selected shall be paid by the Company as Registration Expenses in accordance with Section 3.17.

3.4 Other Registration Rights. Except as provided in this Agreement, without the written consent of at least fifty percent (50%) of the Shareholder Groups (e.g. 3 out of 5 Shareholder Groups initially), the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities.

3.5 Right to Piggyback. Whenever the Company proposes (other than pursuant to a Demand Request, a Shelf Registration Request or a Shelf Takedown Request) to register any of its equity securities under the Securities Act (whether for the Company’s own account or for the account of any other Person) other than in connection with a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar benefit plan or pursuant to a Commission Rule 145 transaction, including, without limitation, on Form S-4 or Form S-8, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt, written notice to all holders of Registrable Securities party hereto of its intention to effect such a registration, and such notice shall offer each such holder the opportunity to register on the same terms and conditions such number of such holder’s Registrable Securities as such holder may request. The Company shall use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by the Shareholders within five (5) Business Days after their receipt of the Company’s notice (the “Piggyback Holders”), subject to the provisions of Sections 3.7 and 3.8. Such requests for inclusion shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof.

3.6 Piggyback Expenses. The Registration Expenses of the Piggyback Holders shall be paid by the Company in all Piggyback Registrations.

3.7 Priority on Primary Registrations. If a Piggyback Registration is a primary registration on behalf of the Company for an Underwritten Public Offering, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration are such that the success of the offering would be materially and adversely affected, the Company shall include any securities the Company is so advised can be sold in such Piggyback Registration in the following order: (a) first, the securities which the Company proposes to sell; (b) second, the Registrable Securities requested to be included in such registration by the Piggyback Holders in accordance with Section 3.5, provided, that if the managing underwriters determine in good faith that a lower number of Registrable Securities should be included than those requested to be included pursuant to (b), then the Company shall be required to include in such registration only that lower number of Registrable Securities, and, unless the Piggyback Holders agree otherwise, such Piggyback Holders shall participate in such registration based on their Pro Rata Portion; and (c) third, any other securities proposed to be included in such registration.

3.8 Priority on Secondary Registrations. If a Piggyback Registration is a secondary registration on behalf of holders of the Common Stock for an Underwritten Public Offering, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which the Company is advised can be sold in such offering, the Company shall include in such registration all the shares which such holders proposed to sell and all the Registrable Securities requested to be included in such registration by the Piggyback Holders in accordance with Section 3.5; provided, that if the managing underwriters determine in good faith that a lower number of shares should be included than those requested to be included, then the Company shall be required to include in such registration only that lower number of shares, and (a) first, the securities which the Piggyback Holders propose to sell, up to such Piggyback Holder’s Pro Rata Portion of such securities, unless the Piggyback Holders agree otherwise, and (b) second, the securities which such other holders propose to sell on a pro rata basis in accordance with the number of shares requested to be included in such registration by each such holder.

3.9 Shelf Registration.

(a) Subject to the transfer restrictions set forth in Section 2.10, upon the written request of any Shareholder Group (each such request, a “Shelf Registration Request”), the Company shall, if eligible to do so pursuant to Rule 415 under the Securities Act, use its reasonable best efforts to promptly (but in no event later than ten (10) Business Days following receipt of a Shelf Registration Request) file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Shareholders thereof from time to time in accordance with the methods of distribution elected by the Requesting Shareholders and set forth in the Shelf Registration Statement and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act promptly. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b) (i) If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request registration of an unspecified amount of Registrable Securities; and (ii) if on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered, provided such amount is reasonably expected to result in (1) aggregate gross cash proceeds in excess of $300,000,000 (without regard to any underwriting discount or commission) or (2) a sale of two and a half percent (2.5%) or more of the outstanding shares of Common Stock. The Company shall provide to the Requisite Requesting Shareholders the information necessary to determine the Company’s status as a WKSI upon request.

(c) Any Shareholder that has requested its Registrable Securities be included in a Shelf Registration pursuant to Section 3.9(a) or Section 3.10 may withdraw its Registrable Securities from such Shelf Registration at any time prior to the effectiveness of the registration statement applicable to such Shelf Registration; provided, however, that a Shelf Registration in its entirety may only be withdrawn with the consent of the Shareholder(s) representing a majority of the shares underlying the initial request for such Shelf Registration (collectively, the “Revoking Shelf Shareholders”) and only if the remaining Requesting Shareholders do not hold Registrable Securities in an amount reasonably expected to result in (i) aggregate gross cash proceeds in excess of $300,000,000 (without regard to any underwriting discount or commission) or (ii) a sale of two and a half percent (2.5%) or more of the outstanding shares of Common Stock. Upon receipt of a notice from the Revoking Shelf Shareholders to withdraw such Shelf Registration in its entirety, the Company shall cease all efforts to secure effectiveness of the applicable registration statement, and each of the Shareholders that had requested its Registrable Securities be included in such Shelf Registration shall pay or reimburse the Company for its pro rata share (based on the number of securities such Shareholder sought to register, as compared to the total number of securities sought to be registered pursuant to such Shelf Registration) of all Registration Expenses incurred by the Company in connection with such Shelf Registration.

3.10 Shelf Registration Notice. Within two (2) Business Days of receipt of a Shelf Registration Request, the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other holders of Registrable Securities, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Shareholder the opportunity to include in the Shelf Registration each such holder’s Registrable Securities. The Company shall include in such Shelf Registration all such

Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Registration Notice has been delivered (“Shelf Registration Holders”).

3.11 Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by Shareholders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which there are no longer any holders of Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.12, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shareholders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law. If necessary, the Company shall supplement or amend the Shelf Registration as required by the registration form used by the Company or by the instructions applicable to such registration form or by the Securities Act and, in any event, the Company shall so supplement or amend (including through the incorporation by reference of reports filed by the Company pursuant to the Exchange Act, if permitted by applicable forms) the Shelf Registration at least on a quarterly and annual basis and at any other time if necessary to keep such Shelf Registration current. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective. The provisions of Sections 3.14-3.25 shall apply to such Shelf Registration and any Underwritten Shelf Takedown from such Shelf Registration as if each was a Demand Registration.

3.12 Suspension of Registration. If the filing, initial effectiveness or continued use of a Shelf Registration Statement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the holders of Registrable Securities participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (y) for a period exceeding 90 days on any one occasion or (z) more than once in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such holders of Registrable Securities agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 3.12. The Company agrees that, in the event it exercises its rights under this Section 3.12, it shall update the suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law following the termination of the applicable suspension period.

3.13 Shelf Takedowns.

(a) At any time during which the Company has an effective Shelf Registration Statement with respect to a Shareholder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Shareholder may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering of all or a portion of such Shareholder’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable thereafter the Company shall amend or supplement the Shelf Registration Statement for such purpose; provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if the sale of the Registrable Securities in such Underwritten Shelf Takedown is reasonably expected to result in (i) aggregate gross cash proceeds in excess of $300,000,000 (without regard to any underwriting discount or commission) or (ii) a sale of two and a half percent (2.5%) or more of the outstanding shares of Common Stock. Notwithstanding the foregoing, the Company shall not be obligated to take any action with respect to an Underwritten Shelf Takedown pursuant to this Section 3.13(a) if either an Underwritten Shelf Takedown or an Underwritten Public Offering pursuant to an effective registration statement requested under Section 3.1(a) was consummated, in each case within the preceding 90 days.

(b) Within two (2) Business Days of receipt of a Shelf Takedown Request for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Shareholder with Registrable Securities covered by the applicable Registration Statement, or to all other Shareholders with Registrable Securities if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown each such Potential Takedown Participant’s Registrable Securities. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided, that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety-two percent (92%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price, aggregate number of shares to be offered and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.13(b) shall be determined by the Requisite Requesting Shareholders for such Underwritten Shelf Takedown; provided, that if such Underwritten Shelf Takedown is to be completed and subject to the Participation Conditions (to the extent applicable), the Registrable Securities requested to be included in such Underwritten Shelf Takedown by each

Potential Takedown Participant shall be included if such Potential Takedown Participant has complied with the requirements set forth in this Section 3.13(b); provided, further, if the managing underwriter or the Requisite Requesting Shareholders advise the Company that, in the opinion of the managing underwriter or Requisite Requesting Shareholders, as applicable, the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range reasonably acceptable to the Requisite Requesting Shareholders, the Company shall include any securities the Company is so advised can be sold in such Underwritten Shelf Takedown in the following order: (i) first, unless the holders agree otherwise, each holder’s Pro Rata Portion; (ii) second, if any such holder requests to sell a number of securities less than such holder’s Pro Rata Portion, the excess portion shall be allocated to each other holder according to its Pro Rata Portion.

3.14 Holdback. In the case of any Underwritten Public Offering of Registrable Securities, each holder of Registrable Securities agrees, if and to the extent requested in good faith, in writing, by the managing underwriter or underwriters administering such offering, to become bound by and to execute and deliver a customary “lock-up” agreement with the underwriter(s) of such offering restricting such holder’s right to transfer, directly or indirectly, any Registrable Securities; provided, however, that no such holder shall be required to enter into a lock-up agreement (i) covering a period of greater than 90 days after the date of the final prospectus relating to such offering, (ii) covering a period greater than any period agreed to in a lock-up agreement signed by any other Shareholder, any officer or director of the Company or by the Company itself in an agreement with the underwriter(s) or (iii) having terms materially more restrictive than any terms agreed to in a lock-up agreement signed by any other Shareholder or any officer or director of the Company. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) distributions-in-kind to a Shareholder’s partners or members, (ii) conversions of shares of Common Stock into other classes of Common Stock without change of holder, (iii) transfers by any Shareholder in connection with a Charitable Gifting Event, (iv) transfers by will or intestate, and (v) transfers to a Permitted Transferee (other than transfers described in the immediately preceding clause (iv)); provided, that, in the cases of clauses (i), (iii) and (v), the transferee agrees to be bound by the terms of the lock-up agreement and no filing under the Exchange Act would be required in respect of the transfer prior to the end of the lock-up period.

3.15 Company Holdback. The Company agrees (a) not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the seven (7) days prior to, and during the ninety (90) day period beginning on, the date of the final prospectus relating to any Underwritten Public Offering of Registrable Securities, unless the managing underwriters of such Underwritten Public Offering and the Requisite Requesting Shareholders otherwise agree, and (b) to use reasonable best efforts to cause each of its directors and executive officers to agree not to effect any public sale or distribution of any such equity securities or any securities convertible, exchangeable or exercisable for or into such equity securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters of such Underwritten Public Offering and the Requisite Requesting Shareholders otherwise agree.

3.16 Registration Procedures. If, and in each case when, the Company is required to effect a registration or sale of any Registrable Securities as provided in this Agreement, the Company shall promptly, if applicable:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities (such registration statement to include in each case all information which the holders of the Registrable Securities to be registered thereby shall reasonably request) and use its reasonable best efforts to cause such registration statement to become effective, provided, that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish copies of all such documents proposed to be filed to one counsel selected by the Requisite Requesting Shareholders, and in each case the Company shall not file any such documents to which any such relevant counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, (ii) furnish copies of all such documents proposed to be filed to each holder of Registrable Securities covered by such registration statement and notify each holder of Registrable Securities covered by such registration statement of (A) any request by the Commission to amend such registration statement or amend or supplement any prospectus or (B) any stop order issued or threatened by the Commission and (iii) take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending on the earlier of (A) the first date as of which all Registrable Securities covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement, or (B) one hundred eighty (180) days following the effective date of such registration statement (except that such period shall be extended (x) by the length of any period that a stop order or similar proceeding is in effect which prohibits the distribution of the Registrable Securities and (y) by the number of days during the period from and including the date on which each seller of Registrable Securities shall have received a notice delivered pursuant to clause (f) below until the date when such seller shall have received a copy of the supplemented or amended prospectus contemplated by clause (f) below) and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement, subject to the Company’s obligations pursuant to Section 3.11 of this Agreement;

(c) furnish, without charge, to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of any such Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) furnish to each seller of the Registrable Securities covered by such registration statement a signed copy, addressed to such seller (and the underwriters, if any), of an opinion of outside counsel for the Company, dated the effective date of such registration statement (and, if such registration statement includes an Underwritten Public Offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel delivered to the underwriters in Underwritten Public Offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

(f) notify each seller of Registrable Securities covered by such registration statement, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, at the request of any seller of Registrable Securities covered by such registration statement, the Company shall prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) cause the Registrable Securities covered by such registration statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or, if such securities are not then listed on a national securities exchange or automated quotation system, cause them to be so listed or qualified, provided that the Company then meets or is reasonably capable of meeting the eligibility requirements for such exchange or system and such exchange or system is reasonably satisfactory to the managing underwriters, and to enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form;

(h) provide a transfer agent, registrar and CUSIP number for the Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary arrangements and take all such other actions (including participating in “road shows”) as the Requisite Requesting Shareholders covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) make available for inspection by any holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition of securities pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement or Shelf Takedown;

(k) subject to other provisions hereof, use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(l) use reasonable best efforts to obtain a “comfort” letter, dated the effective date of such registration statement (and, if such registration includes an Underwritten Public Offering, dated the date of the underwriting agreement and the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, addressed to the Company, to each seller of the Registrable Securities covered by such registration statement, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in Underwritten Public Offerings of securities and such other financial matters as any such seller or the underwriters, if any, may reasonably request;

(m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(n) permit any holder of Registrable Securities covered by such registration statement which (in the sole good faith judgment of such holder) might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company;

(o) notify the holders of the Registrable Securities covered by such registration statement of the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws, and use its reasonable best efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

(p) not file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus) (i) of which each seller of Registrable Securities covered by such registration statement or the managing underwriters, if any, shall not have previously been advised and furnished a copy or (ii) to which the sellers of a majority (by number of shares) of the Registrable Securities covered by such registration statement, the managing underwriters (if any) or counsel for such sellers or any such managing underwriters shall reasonably object;

(q) make such representations and warranties to the sellers of the Registrable Securities covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in Underwritten Public Offerings of substantially the same type;

(r) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 12(a), 13(c), 14 or 15 (d) of the Exchange Act;

(s) if such registration statement refers to any seller of Registrable Securities covered thereby by name or otherwise as the holder of any securities of the Company, then (whether or not such seller is or might be deemed to be a controlling person of the Company) (i) at the request of such seller, insert therein language, in form and substance reasonably satisfactory to such seller, the Company and the managing underwriters, if any, to the effect that the holding by such seller of such securities is not to be construed as a recommendation by such seller of the investment quality of the Registrable Securities or the Company’s other securities covered thereby and that such holding does not imply that such seller will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such seller by name or otherwise is not required by the Securities Act, any similar federal or state statute, or any rule or regulation of any regulatory body having jurisdiction over the offering, at the request of such seller, delete the reference to such seller; and

(t) cooperate with the holders of Registrable Securities subject to the registration statement and with the managing underwriter or agent, if any, to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the Public Offering if it so elects.

3.17 Fees Generally. Subject to Section 3.1(b) and Section 3.9(c), all expenses incident to the Company’s performance of or compliance with this Agreement (other than underwriting or brokerage fees, discounts and commissions and transfer taxes, if any, paid with respect to Registrable Securities sold by the Shareholders), including, without limitation, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing securities on one or more securities exchanges, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company shall be borne by the Company, as well as in connection with each Underwritten Public Offering, the reasonable fees and disbursements of one counsel selected by the Requisite Requesting Shareholders and, in connection with each Piggyback Registration, the reasonable fees and disbursements of one counsel selected by the Piggyback Holders representing a majority of Registrable Securities held by all Piggyback Holders which are included in such Piggyback Registration (all such expenses are, collectively, the “Registration Expenses”).

3.18 Demand Underwritten Offerings. If requested by the underwriters for any Underwritten Public Offering of Registrable Securities pursuant to a Demand Request or Shelf Takedown Request, the Company shall enter into an underwriting agreement with such underwriters for such offering, provided that such agreement shall (a) be satisfactory in substance and form to the Requisite Requesting Shareholders requesting such Underwritten Public Offering and the underwriters and (b) contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including indemnities customarily included in such agreements. The holders of the Registrable Securities to be distributed by such underwriters shall cooperate in good faith with the Company in the negotiation of the underwriting agreement. The right of the holders of the Registrable Securities to participate in such registration shall be conditioned upon their becoming parties to such underwriting agreement. Such holders of Registrable Securities may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representation required by applicable law.

3.19 Incidental Offerings. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Sections 3.5-3.8 and such equity securities are to be distributed by or through one or more underwriters, the Company, if requested by any Piggyback Holder as provided in Sections 3.5-3.8, shall arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Piggyback Holder, subject to the limitations set forth in Sections 3.5-3.8, among the securities to be distributed by such underwriters. The right of the holders of the Registrable Securities to participate in such registration shall be conditioned upon their becoming parties to the underwriting agreement between the Company and such underwriters. Such holders of Registrable Securities may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representation required by applicable law.

3.20 Indemnification by the Company. The Company agrees, in connection with each registered offering of securities, to indemnify and hold harmless, to the fullest extent permitted by law, each of the holders of any Registrable Securities, each other Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, partners (general and limited), stockholders, members, managers, officers, employees and agents, as follows:

(a) against any and all loss, liability, claim, damage, cost or expense incurred by such Person under the Securities Act, the Exchange Act, state securities or “blue sky” laws, common laws or otherwise (collectively, “Losses”), other than amounts paid in settlement, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) against any and all Losses incurred by such Person to the extent of the aggregate amount paid in settlement of any litigation with any Person, or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or of any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

(c) against any and all Losses incurred by such Person in connection with investigating, preparing or defending against any litigation with any Person or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or against any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

provided, however, that this indemnity does not apply to any Losses to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is furnished to the Company by or on behalf of such holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any other Person eligible for indemnification under this Section 3.20, and shall survive the transfer of such securities by such seller.

3.21 Indemnification by a Selling Shareholder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.20 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling Persons, and their respective directors, officers, general partners and managers, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus included therein, or any amendment or supplement thereto, or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is expressly furnished to the Company by or on behalf of such holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement; provided, however, that such holder shall not be under an obligation to indemnify or hold harmless under this Section 3.21 from or against any Losses to the extent the untrue statement, omission, or allegation thereof upon which such Losses are based was made in any prospectus used after such time as such selling shareholder advised the Company that the filing of a post-effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or such holder, as the case may be, or any of their respective directors, officers or controlling Persons and shall survive the transfer of Registrable Securities by such holder. With respect to each claim pursuant to this Section 3.21, each holder’s maximum liability under this Section 3.21 shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting fees, discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such holder.

3.22 Indemnification Procedure. Within ten (10) days after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 3.20 or Section 3.21, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3.20 or Section 3.21 except to the extent that the indemnifying party loses substantive legal rights as a result of such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 3.20, more than one counsel (in addition to any local counsel) for all indemnified parties selected by the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties or (ii) in the case of a claim referred to in Section 3.21, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding and such settlement, compromise or consent involves only the payment of money and such money is actually paid by the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld or delayed. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any indemnified party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

3.23 Contribution. If the indemnification provided for in Section 3.20 or 3.21 is unavailable to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 3.20 or Section 3.21, as the case may be, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, the parties’ relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties’ relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties’ relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to relevant information and opportunity to correct or prevent any such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.23 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 3.23. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 3.23 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 3.22 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of Section 3.22. Promptly after receipt by an indemnified party under this Section 3.23 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 3.23, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 3.22 has not been given with respect to such action or proceeding; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 3.23, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters’ portion of the contribution paid to such holders pursuant to this Section 3.23 shall not exceed the total underwriting fees, discounts and commissions in connection with the relevant offering and (ii) that the total amount of any such holder’s contributions under this Section 3.23 shall not exceed an amount equal to the net proceeds actually received by such holder from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate less any amounts paid by such holder pursuant to Section 3.22. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1.1(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.24 Periodic Payments. The indemnification required by Sections 3.20-3.23 shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.25 Rule 144. The Company shall use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time that the Company is subject to such reporting requirements of the Exchange Act. At any time that the Company is not subject to such reporting requirements of the Exchange Act, it will use its reasonable best efforts to make and keep current public information available, as those terms are understood and defined in Rule 144. Upon request, the Company shall furnish to each holder of Registrable Securities (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Registrable Securities to sell any such securities without registration.

3.26 Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any Underwritten Public Offering hereunder unless such holder agrees to sell such holder’s Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and completes and executes the underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Representations. Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

(a) Existence; Authority; Enforceability. Such party has all requisite legal capacity (if a natural Person) or the power and authority (if a Person other than a natural Person) to enter into this Agreement and to carry out its obligations hereunder. Such party (if a Person other than a natural Person) is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein by such party (if a Person other than a natural Person), have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes his/her/its legal, valid and binding obligations, enforceable against him/her/it in accordance with its terms.

(b) Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party which is an entity; (b) at the Effective Time, result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

(c) Consents. Other than any consents which have already been obtained or will be obtained prior to the Effective Time, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

4.2 Effectiveness. Notwithstanding anything herein to the contrary, the rights and obligations of the parties under this Agreement will take effect automatically with no further action of the parties at the Effective Time, and this Agreement will be of no force or effect until that time.

4.3 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement (including the relative rights of the Company and the Shareholders hereunder) shall be governed and construed in accordance with the laws of the State of Delaware.

4.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by the Company, the Bain Shareholders, the TPG Shareholders, the DG Shareholders, the CPP Shareholder and the LG Shareholders, in

each case to the extent this Agreement is then in effect with respect to such Shareholder Group. Subject to Section 2.8 of this Agreement, in the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Shareholders (other than the DG Shareholders) hereby agree to vote the shares of Common Stock and any other Voting Stock over which such Shareholder has voting control to approve any necessary amendments to the Certificate of Incorporation and Bylaws of the Company resulting therefrom. Each of the Shareholders and the Company hereby agree that any previous agreement among such parties relating to the specific subject matter hereof is superseded by this Agreement.

4.5 Termination. (i) Article II of this Agreement shall terminate automatically (without any action by any party hereto) as to each Shareholder Group (other than the DG Shareholders) at the date on which such Shareholder Group no longer has the right to designate an individual for nomination to the Board (except that the provisions in Sections 2.6, 2.7, 2.8 and 2.10 (in accordance with its terms) shall survive such termination) (ii) Article II of this Agreement shall terminate automatically (without any action by any party thereto) as to the DG Shareholders when (x) the Company has fully performed its obligations as set forth therein or (y) upon the earlier of (A) the day after the Company’s 2021 Annual Meeting of Shareholders or (B) the date the DG Shareholders, together with all Affiliates of the DG Shareholders, fail to satisfy the DG Ownership Threshold (except in each case that the provisions in Section 2.7 and Section 2.11(e) shall survive such termination), (iii) Article III of this Agreement shall terminate as to each Shareholder Group at such time as such Shareholder Group no longer holds Registrable Securities and (iv) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Shareholder Group when such Shareholder Group ceases to hold any Common Stock; provided that in each case, Section 3.20-3.23 shall survive termination. Any Shareholder Group may withdraw from this Agreement at any time such Shareholder Group ceases to beneficially own, collectively, more than five percent (5%) of the outstanding shares of Common Stock, and the provisions of this Agreement shall automatically and immediately terminate with respect to such Shareholder Group, except for Section 2.10(a) and Sections 3.20-3.23, which shall survive any such termination.

This Agreement will terminate in its entirety simultaneously and without any action by any party hereto upon the termination of the Merger Agreement without the occurrence of the Effective Time.

4.6 Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

(a) the Bain Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the Bain Shareholders as a group, or as otherwise agreed in writing by the Bain Shareholders as a group;

(b) the TPG Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the TPG Shareholders as a group, or as otherwise agreed in writing by the TPG Shareholders as a group;

(c) the LG Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the LG Shareholders as a group, or as otherwise agreed in writing by the LG Shareholders as a group; or

(d) the DG Shareholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the DG Shareholders as a group, or as otherwise agreed by the DG Shareholders as a group.

The Shareholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when any Shareholder takes any action under this Agreement or pursuant to applicable law to give or withhold its consent in its capacity as a Shareholder, such Shareholder shall have no duty (fiduciary or other) to consider the interests of the Company or the other Shareholders, may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

4.7 DG Shareholder Representative. Each DG Party hereby irrevocably constitutes and appoints DG as his, her or its true and lawful agent and attorney-in-fact with full power and authority to act, including full power of substitution, in his, her or its name and on his, her or its behalf with respect to all matters arising from or in any way relating to this Agreement or the transactions contemplated hereby, including, to do all things and to perform all acts required or deemed advisable, in DG’s sole discretion, in connection with the transactions contemplated by this Agreement as fully as such DG Party could if then personally present and acting alone. Without limitation, (a) any communication delivered to DG shall be deemed to have been validly delivered to each DG Party, (b) any waiver of any provision of this Agreement or consent, or compromise of any claim arising from or relating to this Agreement, by DG shall be binding upon each and every DG Party, and (c) DG is hereby authorized to execute for and on behalf of each DG Party any amendment to this Agreement. The Company and the other Shareholders shall be entitled to rely (without investigation) on any action taken by DG as being taken by DG for himself and on behalf of each DG Party, and fully authorized by each DG Party. This appointment of agency and this power of attorney is coupled with an interest and shall be irrevocable and shall not be terminated by any DG Party or by operation of law, whether by the death or incapacity of any DG Party or the occurrence of any other event, and any action taken by DG shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not any DG Party or DG shall have received any notice thereof. Notwithstanding the foregoing, this appointment of agency and this power of attorney shall terminate automatically in the event that DG is no longer capable of serving hereunder. For the avoidance of doubt, “DG Party” and “DG Shareholders,” as used in this Agreement, include any and all Shareholders that hold Capital Stock of the Company as a result of a Transfer of such Capital Stock from DG or a DG Party to such Shareholder in a manner described in Section 2.10(b)(i).

4.8 Inspection. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company.

4.9 Recapitalization, Exchanges, Etc., Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, conversion, share exchange, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, any Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

4.10 Waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

4.11 Successors and Assigns. Any or all of the rights of a Shareholder under this Agreement may be assigned or otherwise conveyed by any Shareholder only in connection with a Transfer of Common Stock to a Permitted Transferee. This Agreement shall be binding upon and inure to the benefit of the Company, the Shareholders and their respective successors, assigns and Permitted Transferees. Any Permitted Transferee that becomes a party to this Agreement shall be considered a member of the same Shareholder Group as the Shareholder that transferred such Capital Stock to such Permitted Transferee.

4.12 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys’ fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

4.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

4.14 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words “herein,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

4.15 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

4.16 Gender. Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

4.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The execution and delivery of the signature page, including the electronic delivery of the actual signature, by any party will constitute the execution and delivery of this Agreement by such party.

4.18 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or sent by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

(a) If to Bain Shareholder, to:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile: (617) 516-2010

Attention: John Connaughton

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: Newcomb Stillwell

       Thomas Holden

(b) If to a TPG Shareholder, to:

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: General Counsel

Telephone: (817) 871-4000

Fax: 817.871.4001

Email: legaldept@tpg.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Fax: (212) 225-3999

Attention: Paul J. Shim, Esq.

(c) If to a DG Shareholder, to:

GF Management Company, LLC

4825 Creekstone Drive, Suite 130

Durham, North Carolina 27703

Facsimile: (919) 474-3082

Attention: Dennis B. Gillings, CBE

with a copy (which shall not constitute notice) to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Facsimile: (212) 354-8113

Attention: John Reiss, Esq.

(d) If to a LG Shareholder, to:

11111 Santa Monica Blvd.

Suite 2000

Los Angeles, CA 90035

Facsimile: (310) 954 0404

Attention: John Danhakl & Andrew Goldberg

(e) If to a CPP Shareholder, to:

c/o Canada Pension Plan Investment Board

One Queen Street East

Suite 2700, P.O. Box 101

Toronto, Ontario M5C 2W5

Canada

Attention: David Lubek

Facsimile: 416-868-8684

with a copy (which shall not constitute notice) to:

Torys LLP

1114 Avenue of the Americas

23rd Floor

New York, New York 10036

Attention: Stefan P. Stauder

Fax: 212-682-0200

E-mail: spstauder@torys.com

(f) If to the Company, to:

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

Facsimile: (919) 941-7345

Attention: General Counsel

with copies (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2300 Wells Fargo Capitol Center

Post Office Box 2611

Raleigh, North Carolina 27602-2611

Facsimile: (919) 821-6800

Attention: Gerald F. Roach

and

the Bain Shareholders

and

the TPG Shareholders

and

the DG Shareholders

and

the CPP Shareholder

and

the LG Shareholders.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 4.18 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.18 be deemed given upon facsimile confirmation, and (y) if delivered by mail in the manner described above to the address as provided in this Section 4.18 be deemed given upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 4.18, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

4.19 Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

4.20 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.21 Prior Agreements. The parties hereto hereby agree that upon its effectiveness pursuant to Section 4.2, this Agreement will supersede in all respects the Original Governance Agreements effective immediately following the consummation of the Merger.

[Signature Pages to Follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Shareholders Agreement as of the date first above written.

Company:

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

DG Shareholders:

Dennis B. Gillings, CBE

Susan Gillings Gross
GFEF LIMITED PARTNERSHIP
By:
	Name:	Dennis B. Gillings, CBE
	Its:	General Partner
DENNIS AND MIREILLE GILLINGS FOUNDATION
By:
	Name:	Dennis B. Gillings, CBE
	Its:	President
GF INVESTMENT ASSOCIATES LP
By:	GF Association LLC
Its:	General Partner

By:
	Name:	Susan Gillings Gross
	Its:	Sole Manager

[Signature Page to Shareholders Agreement]

Bain Shareholders:
BAIN CAPITAL INTEGRAL INVESTORS 2008, L.P.
By:	Bain Capital Investors, LLC, its general partner

By:
Name:
Title:
BCIP TCV, LLC
By:	Bain Capital Investors, LLC,
its Administrative Member

By:
Name:
Title:
BCIP ASSOCIATES – G
By:	Bain Capital Investors, LLC,
its Managing Partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

TPG Shareholders:
TPG QUINTILES HOLDCO II, L.P.
By:	TPG Advisors V, Inc.,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President
TPG QUINTILES HOLDCO III, L.P.
By:	TPG Advisors V, Inc.,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

[Signature Page to Shareholders Agreement]

TPG Shareholders:

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P.,
its general partner

By:	TPG Gen Par V Advisors, LLC,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

TPG PARTNERS VI, L.P.

By:	TPG GenPar VI, L.P.,
its general partner

By:	TPG GenPar VI Advisors, LLC,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

[Signature Page to Shareholders Agreement]

TPG Shareholders:

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P.,
its general partner

By:	TPG GenPar V Advisors, LLC,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P.,
its general partner

By:	TPG GenPar V Advisors, LLC,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

[Signature Page to Shareholders Agreement]

TPG Shareholders:

TPG BIOTECHNOLOGY PARTNERS III, L.P.

By:	TPG Biotechnology GenPar III, L.P.,
its general partner

By:	TPG Biotechnology GenPar III Advisors, LLC,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

TPG FOF VI SPV, L.P.

By:	TPG Advisors VI, Inc.,
its general partner

By:
	Name:	Clive Bode
	Title:	Vice President

TPG ICEBERG CO-INVEST LLC

By:
	Name:	Clive Bode
	Title:	Vice President

[Signature Page to Shareholders Agreement]

LG Shareholders:

GREEN EQUITY INVESTORS V, L.P.

By:	GEI CAPITAL V, LLC,
Its:	General Partner

By:
Name:
Title:

GREEN EQUITY INVESTORS SIDE V, L.P.

By:	GEI CAPITAL V, LLC
Its:	General Partner

By:
Name:
Title:

LGP ICEBERG COINVEST, LLC

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

CPP Shareholders:

CPP INVESTMENT BOARD PRIVATE HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

Solely for purposes of agreeing with and acknowledging Section 4.21 of this Agreement and acknowledging that they are not “Shareholders” under this Agreement or the Original Governance Agreements.

3i US GROWTH HEALTHCARE FUND 2008 L.P.

By:	3i CORPORATION
Its:	Manager

By:
Name:
Title:

3i U.S. GROWTH PARTNERS L.P.

By:	3i CORPORATION
Its:	Manager

By:
Name:
Title:

A duly authorized representative of 3i Corporation in its capacity as manager of 3i Growth Capital (USA) M L.P.

A duly authorized representative of 3i Corporation in its capacity as manager of 3i Growth Capital (USA) D L.P.

A duly authorized representative of 3i Corporation in its capacity as manager of 3i Growth Capital (USA) E L.P.

A duly authorized representative of 3i Corporation in its capacity as manager of 3i Growth Capital (USA) P L.P.

[Signature Page to Shareholders Agreement]

Annex I

Shareholder (by group of Shareholders)

DG Parties:
Dennis B. Gillings, CBE
Susan Gillings Gross
GFEF Limited Partnership
Dennis and Mireille Gillings Foundation
GF Investment Associates LP

Bain Shareholders:
Bain Capital Integral Investors 2008, L.P.
BCIP TCV, LLC
BCIP Associates-G

TPG Shareholders:
TPG Quintiles Holdco II, L.P.
TPG Quintiles Holdco III, L.P.
TPG Partners V, L.P.
TPG FOF V-A, L.P.
TPG FOF V-B, L.P.
TPG Partners VI, L.P.
TPG FOF VI SPV, L.P.
TPG Biotechnology Partners III, L.P.
TPG Iceberg Co-Invest LLC

LG Shareholders:
LGP Iceberg Coinvest, LLC
Green Equity Investors V, L.P.
Green Equity Investors Side V, L.P.

CPP Shareholder:
CPP Investment Board Private Holdings Inc.